Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 24, 2014:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced results for the first quarter of 2014. Net income was $4.40 million for the quarter ended March 31, 2014 compared to $4.22 million at March 31, 2013. Basic net income per share was $0.63. The return on average assets for the first quarter was 1.61% and the return on average equity was 11.92% compared to 1.56% and 11.26%, respectively, for the first quarter of 2013.  At March 31, 2014, the Company had total assets of $1.12 billion, an increase of 2.24% when compared to the end of the first quarter of 2013.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “We are pleased to report our strong first quarter results. While our results reflect some of the headwinds usually faced during the first quarter, our increase in total loans provided a positive beginning to 2014. We are focused on improving the fundamental performance of the National Bank by increasing market share, providing meaningful solutions to our customers and creating value for our shareholders.” Mr. Rakes went on to say, “We strongly feel that our commitment to customer service and to the communities in our market area reinforces National Bank as the local choice in banking.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 25 offices throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share data)	March 31, 2014	March 31, 2013	December 31, 2013
Assets
Cash and due from banks	$14,723	$10,674	$13,283
Interest-bearing deposits	108,841	107,176	97,376
Federal funds sold	---	---	---
Securities available for sale	190,401	190,215	182,402
Securities held to maturity	165,398	166,947	163,983
Restricted Stock	1,089	1,414	1,414
Total securities	356,888	358,576	347,799
Mortgage loans held for sale	---	313	1,276
Loans:
Loans, net of unearned income and deferred fees	589,048	574,958	595,690
Less: allowance for loan losses	(8,297)	(8,291)	(8,227)
Loans, net	580,751	566,667	587,463
Bank premises and equipment, net	9,428	10,237	9,951
Accrued interest receivable	5,893	5,878	5,949
Other real estate owned	4,901	1,094	4,712
Intangible assets	8,029	9,106	8,299
Bank-owned life insurance	21,335	20,690	21,181
Other assets	12,321	8,092	13,341
Total Assets	$1,123,110	$1,098,503	$1,110,630

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$145,963	$144,815	$142,645
Interest-bearing demand deposits	503,596	449,992	501,541
Savings deposits	77,467	72,420	74,141
Time deposits	237,060	269,892	241,709
Total deposits	964,086	937,119	960,036
Other borrowed funds	---	---	---
Accrued interest payable	78	146	92
Other liabilities	5,529	7,878	4,610
Total Liabilities	969,693	945,143	964,738

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,947,974 shares at March 31, 2014, March 31, 2013 and December 31, 2013	8,685	8,685	8,685
Retained earnings	158,575	148,378	154,171
Accumulated other comprehensive loss, net	(13,843)	(3,703)	(16,964)
Total Stockholders' Equity	153,417	153,360	145,892
Total Liabilities and Stockholders' Equity	$1,123,110	$1,098,503	$1,110,630

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
($ in thousands, except for share data)	March 31, 2014	March 31, 2013
Interest Income
Interest and fees on loans	$7,935	$8,319
Interest on federal funds	---	---
Interest on interest-bearing deposits	65	58
Interest on securities-taxable	1,653	1,512
Interest on securities-nontaxable	1,500	1,648
Total interest income	11,153	11,537
Interest Expense
Interest on time deposits of $100 or more	153	268
Interest on other deposits	1,162	1,411
Interest on borrowed funds	---	---
Total interest expense	1,315	1,679
Net interest income	9,838	9,858
Provision for loan losses	103	671
Net interest income after provision for loan losses	9,735	9,187
Noninterest Income
Service charges on deposit accounts	592	588
Other service charges and fees	65	60
Credit card fees	797	740
Trust income	293	289
Bank-owned life insurance	175	188
Other income	277	281
Realized securities gains net	1	9
Total noninterest income	2,200	2,155
Noninterest Expense
Salaries and employee benefits	2,999	2,940
Occupancy and furniture and fixtures	440	432
Data processing and ATM	363	393
FDIC assessment	147	136
Credit card processing	549	552
Intangibles and goodwill amortization	269	271
Net costs of other real estate owned	77	75
Franchise taxes	279	258
Other operating expenses	1,059	907
Total noninterest expense	6,182	5,964
Income before income tax expense	5,753	5,378
Income tax expense	1,349	1,162
Net Income	$4,404	$4,216
Basic net income per share	$0.63	$0.61
Fully diluted net income per share	$0.63	$0.60
Weighted average outstanding number of common shares
Basic	6,947,974	6,947,974
Diluted	6,963,865	6,969,073
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	22.08	22.07

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2014	March 31, 2013
Net Income	$4,404	$4,216

Other Comprehensive Income, Net of Tax
Unrealized holding gains (losses) on available for sale securities net of deferred taxes of $1,681 and ($516)	3,121	(959)
Reclassification adjustment, net of income taxes of $0 and ($3)	----	(6)
Other comprehensive income (loss), net of tax of $1,681 and ($519)	$3,121	$(965)
Total Comprehensive Income	$7,525	$3,251

National Bankshares, Inc. and Subsidiaries

Key Ratios and Other Data

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2014	March 31, 2013
Average Balances
Cash and due from banks	$11,937	$12,023
Interest-bearing deposits	102,240	99,216
Securities available for sale and restricted stock	186,666	189,707
Securities held to maturity	162,782	162,264
Mortgage loans held for sale	382	1,507
Gross loans	592,338	583,337
Loans, net	583,189	574,030
Intangible assets	8,185	9,262
Total assets	1,108,867	1,092,880
Total deposits	953,703	933,185
Other borrowings	---	---
Stockholders' equity	149,877	151,852
Interest-earning assets	1,062,323	1,032,736
Interest-bearing liabilities	812,690	795,321

Financial Ratios
Return on average assets	1.61%	1.56%
Return on average equity	11.92%	11.26%
Net interest margin	4.12%	4.27%
Net interest income - fully taxable equivalent	$10,799	$10,879
Efficiency ratio	47.56%	45.76%
Average equity to average assets	13.52%	13.89%

Allowance for Loan Losses
Beginning balance	$8,227	$8,349
Provision for losses	103	671
Charge-offs	(191)	(754)
Recoveries	158	25
Ending balance	$8,297	$8,291

National Bankshares, Inc. and Subsidiaries

Asset Quality Data

(Unaudited)

($ in thousands)
Nonperforming Assets	March 31, 2014	March 31, 2013
Nonaccrual loans	$5,071	$10,734
Nonaccrual restructured loans	1,007	1,691
Total nonperforming loans	6,078	12,425
Other real estate owned	4,901	1,094
Total nonperforming assets	$10,979	$13,519
Accruing restructured loans	$6,145	$5,732
Loans 90 days or more past due	$163	$568

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.85%	2.35%
Allowance for loan losses to total loans	1.41%	1.44%
Allowance for loan losses to nonperforming loans	136.51%	66.73%
Loans past due 90 days or more and still accruing to loans net of unearned income and deferred fees	0.03%	0.10%